SQN Asset Income Fund V, L.P.

Portfolio Overview

First Quarter 2017

Sine Qua Non



Table of Contents

Company Overview

Company:

SQN Asset Income Fund V, L.P.
Formed in Delaware on January 14, 2016
File Number: 3936182

Investment Manager:

SQN Investment Advisors, LLC
Formed in Delaware on March 3, 2016
File Number: 5979403

Company Overview

Our Business:

Our principal investment strategy is to invest in business-essential, revenue-producing (or cost-savings) equipment and other physical assets with high in-place value and long, relative to the investment term, economic life and project financings. We expect to achieve our investment strategy by making investments in equipment already subject to lease or originating equipment leases in such equipment, which will include: (i) purchasing equipment and leasing it to third-party end users; (ii) providing equipment and other asset financing; (iii) acquiring equipment subject to lease and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. From time to time, we may also purchase equipment and sell it directly to our leasing customers.

The life cycle of our fund is divided into three distinct stages: (i) the Offering Period, (ii) the Operating Period and (iii) the Liquidation Period. Our Offering period commenced on August 11, 2016 and will last until the earlier of (i) August 11, 2018, which is two years from the commencement of our Offering Period, unless extended by our General Partner, from time to time, in its sole discretion, by up to an additional 12 months, or (ii) the date that we have raised $250,000,000. We have been approved for sale under Blue Sky regulations in 49 states and the District of Columbia.



Sine Qua Non

Portfolio

As of March 31, 2017, our portfolio consisted of:

Borrower: Avenues World Holdings, LLC **Investment Amount:** $578,016.70

Term: 36 months **Asset Collateral:** Information Technology Equipment

Deal Overview:

Investment in business essential classroom IT Equipment for an elite private preparatory school located in New York, NY. All classes are taught utilizing MacBook Air computers and iPads, which are designed to replace textbooks with digital books – amalgamating education and technology on an individual basis according to the student's level and needs. The investment is in equipment that is critical to the implementation and success of this teaching concept. The school's IT department is Apple certified in the repair and service of this equipment with any replacement costs to be borne by the parents of the students in order to ensure the equipment's existence through the term of the financing.

Borrower: Hudson Arts & Science Charter School Inc., an iLearn School **Investment Amount:** $357,019.39

Term: 36 months **Asset Collateral:** Class Room Resources and Equipment

Deal Overview:

Investment in business essential classroom and school equipment to a charter school in New Jersey that is part of the iLearn Schools Network, a non-profit entity that is comprised of multiple separate charter school districts, focusing on the Science, Technology, Engineering, Arts and Math Program (STEAM). The current management team has been successfully operating charter schools in New Jersey since 2007. The equipment collateral has a strong in-place value for the school and a useful life in excess of the financing term. This particular school has been granted a four-year contract to operate through June 30, 2020, exceeding the life of the fund's transaction.

Portfolio

ADF COMPANIES Restaurant Operators

Borrower: ADF Restaurant Group, LLC, a Pizza Hut Franchisee **Investment Amount:** $318,882.35

Term: 36 months **Asset Collateral:** Pizza Ovens

Deal Overview:

Investment in business essential equipment for one of the nation's largest retail food franchise operations that currently owns and operates 205 Pizza Hut and Kentucky Fried Chicken restaurants in the Northeast and Mid-Atlantic regions of the United States. The investment consists of 17 double gas 40" pizza ovens with good in-place value and a useful life far in excess of the 36 month term. The company has a strong track record and the operational backing of its franchisor.

Performance

From August 11, 2016 through March 31, 2017, we admitted 97 Limited Partners with total capital contributions of $4,526,355 resulting in the sale of 452,635.51 Units. We received cash contributions of $4,263,350 and applied $263,005 which would have otherwise been paid as sales commission to the purchase of 26,300.50 additional Units. During the period ended March 31, 2017, we paid an underwriting fee to Securities totaling $21,992.

		Three Months Ended March 31, 2017 (unaudited)
Revenue:		
Rental income	$	27,256
Finance income		20,304
Other income		221
Total Revenue	$	47,781

		Three Months Ended March 31, 2017 (unaudited)
Expenses:		
Management fees - Investment Manager	$	187,500
Depreciation		23,882
Professional fees		89,775
Administration expense		60,900
Total Expenses	$	362,057

Performance

For the three months ended March 31, 2017, we incurred $362,057 in total expenses. We paid $187,500 in management fees to our Investment Manager during the three months ended March 31, 2017. We pay our Investment Manager a management fee during the Operating Period and the Liquidation Period equal to the greater of, (i) 2.5% per annum of the aggregate offering proceeds, payable monthly in advance or (ii) $62,500 per month.

We recognized $23,882 in depreciation expense and $60,900 in administration expense. We also incurred $89,775 in professional fees, which were mostly comprised of fees related to compliance with the rules and regulations of the SEC. As the size and complexity of our activities grow, we expect that our professional fees will increase accordingly.

Net Loss

As a result of the factors discussed above, we reported a net loss for the three months ended March 31, 2017 of $314,276.

Distributions

During our Operating Period, we intend to pay cash distributions on a quarterly basis to our Limited Partners at 1.5% per quarter, the equivalent rate of 6.0% per annum, of each Limited Partners' capital contribution (pro-rated to the date of admission for each Limited Partner).

The amount and rate of cash distributions could vary and are not guaranteed. During the three months ended March 31, 2017, we declared and accrued quarterly distributions to our Limited Partners totaling approximately $56,300 and declared and accrued a distribution of approximately $563 for distributions due to our General Partner.

As such, at March 31, 2017, we had distributions payable to our Limited Partners of approximately $56,300 and distributions payable to our General Partner of approximately $964.

Financial Statements

Balance Sheet

	March 31, 2017	Period Ended December 31, 2016
Assets		
Cash and cash equivalents	$ 1,857,055	$ 1,180,918
Restricted cash	-	70,200
Investments in finance leases, net	859,908	926,751
Investments in equipment subject to operating leases, net	294,821	318,703
Other Assets	158,792	-
Total Assets	$ 3,170,576	$ 2,496,572
Liabilities and Partners' Equity		
Liabilities:		
Accounts payable and accrued liabilities	$ 207,250	$ 90,602
Loan payable	-	1,000
Distributions payable to Limited Partners	56,263	40,088
Distributions payable to General Partner	964	401
Subscriptions received in advance	-	70,173
Deferred revenue	11,647	11,647
Total Liabilities	276,124	213,911
Partners' Equity:		
Limited Partners	2,901,207	2,285,710
General Partner	(6,755)	(3,049)
Total Equity	2,894,452	2,282,661
Total Liabilities and Partners' Equity	$ 3,170,576	$ 2,496,572

Financial Statements

Statement of Operations

Revenue		
Rental income	$	27,256
Finance income		20,304
Other income		221
Total Revenue	$	47,781
Expenses		
Management fees - Investment Manager		187,500
Depreciation		23,882
Professional fees		89,775
Administration expense		60,900
Total Expenses		362,057
Net loss		(314,276)
Net loss attributable to the Partnership		
Limited Partners	$	(311,133)
General Partner		(3,143)
Net loss attributable to the Partnership	$	(314,276)
Weighted average number of limited partnership interests outstanding		298,331.38
Net loss attributable to Limited Partners per weighted average number of limited partnership interests outstanding	$	(1.04)

Financial Statements

Statement of Changes in Partners' Equity

	Limited Partnership Interests	Total Equity	General Partner	Limited Partners
Balance, January 1, 2017	332,548.10	$ 2,282,661	$ (3,049)	$ 2,285,710
Partners' capital contributions	120,087.41	1,200,874	-	1,200,874
Offering expenses	-	(132,502)	-	(132,502)
Underwriting fees	-	(84,479)	-	(84,479)
Net loss	-	(314,276)	(3,143)	(311,113)
Distributions to partners	-	(56,826)	(563)	(56,263)
Redemption of initial Limited Partners' contributions	-	(1,000)	-	(1,000)
Balance, March 31, 2017	452,635.51	$ 2,894,452	$ (6,755)	$ 2,901,207

Financial Statements

Statement of Cash Flows

	For the three Months Ended March 31, 2017
Cash flows used in operating activities:	
Net loss	$ (314,276)
Adjustments to reconcile net loss to net cash used in operating activities:	
Finance income	(20,304)
Depreciation	23,882
Change in operating assets and liabilities:	
Minimum rents receivable	87,147
Other Assets	(3,792)
Accounts payable and accrued liabilities	116,647
Net cash used in operating activities	(110,868)
Cash flows from financing activities:	
Repayments of loan payable	(1,000)
Cash received from Limited Partner capital contributions	944,600
Cash paid for Limited Partner distributions	(40,088)
Cash paid for Initial Limited Partners contribution redemption	(1,000)
Cash paid for underwriting fees	(53,205)
Cash paid for offering costs	(132,502)
Net cash provided by financing activities	716,805

Financial Statements

Statement of Cash Flows (cont.)

		For the three Months Ended March 31, 2017
Net increase in cash and cash equivalents		605,937
Cash and cash equivalents, beginning of period		1,251,118
Cash and cash equivalents, beginning of period		1,857,055
Supplemental disclosure of other cash flow information:		
Cash paid for interest	$	-
Supplemental disclosure of non-cash investing and financing activities:		
Offering expenses paid by Investment Manager	$	132,502
Units issued as underwriting fee discount	$	31,274

Forward Looking Statements

Certain statements within this Quarterly Report on Form 10-Q may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the "safe harbor" provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact.

They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as "may," "will," "could," "anticipate," "believe," "estimate," "expect," "intend," "predict," "continue," "further," "seek," "plan," or "project" and variations of these words or comparable words or phrases of similar meaning.

These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of the quarter or year, respectively. It contains financial statements, detailed sources and uses of cash, and explanatory notes. Please access these reports by:

Visiting: www.sqnfundv.com

Or

Visiting: www.sec.gov

Administration:

Registered Office
160 Greentree Drive, Suite 101, Dover, DE 19904

Registered Agent
National Registered Agents, Inc.

Investment Manager
SQN Investment Advisors, LLC, 100 Arboretum Drive
Suite 105, Portsmouth, NH 03801

Auditor
Baker Tilly Virchow Krause, LLP, One Penn Plaza
Suite 3000, New York, NY 10119